Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Averion International Corp. (the “Company”), on Form 10-KSB for the fiscal year ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Markus H. Weissbach, Chief Executive Officer of the Company, for the fiscal year ending December 31, 2007, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material aspects, the financial condition and result of operations of the Company.

Dated: March 31, 2008

By:	/s/ /Dr. Markus H. Weissbach
/Dr. Markus H. Weissbach
Chief Executive Officer